EIGHTH AMENDMENT TO
         CONNECTICUT NATURAL GAS CORPORATION UNION EMPLOYEE SAVINGS PLAN
            (As Amended and Restated Effective As Of January 1, 1989)



        The Connecticut Natural Gas Corporation Union Employee Savings Plan is hereby amended as follows:

        1.   Section 2.08 is amended to read as follows:

             "2.08 "Company" shall mean CNG, and any parent, subsidiary, or other affiliate of CNG (or any division of CNG or its affiliates) which, with the consent of CNG, shall adopt this Plan for its employees."

        2. Section 5.01 is amended to read as follows effective as of the date set forth in Section 4 of this Amendment, and with respect to the Participants identified in Section 5 of the Amendment:

             "5.01 The Company shall contribute for the benefit of each Participant an amount equal to the lesser of (A) his CODA contributions and (B) whichever of the following amounts is applicable:

                  (a) four and one-half percent (4 1/2%) of the Participant's Compensation during the Payroll Period in the case of a Participant who as of the preceding Change Date had either
        (i) attained the age of forty-five (45) years or (ii) completed twenty (20) years of Continuous Service;

                  (b)  three percent (3%) of the Participant's
        Compensation during the Payroll Period in the case of a Participant who as of the preceding Change Date had either (i) attained the age of thirty-five (35) years or (ii) completed ten
        (10) years of Continuous Service; or

                  (c) two percent (2%) of the Participant's Compensation during the Payroll Period with respect to all other Participants.

                  (d) Such contributions need not be made out of net operating profits; the Plan is intended to be a discretionary contribution Plan in accordance with Section 401(a)(27) of the Code, and is not intended to be a plan subject to the funding requirements of Section 412 of the Code.
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                  (e)  Participants who were entitled to a six percent
        (6%) match shall be permitted to change their level of CODA contribution to four and one-half percent (4 1/2%) without regard to the requirement that only one change be made in any twelve (12) month period, provided such change is made effective as of the effective date of this Amendment, as set forth in Section 4 below."

        3. The following new Section 11.04 is added to the Plan effective as of the date set forth in Section 4 of this Amendment, and with respect to Participants identified in Section 5 of the Amendment:

             "11.04 PARTICIPANT LOANS. An active Participant, and any terminated Participant or Beneficiary with an Account balance under the Plan who qualifies as a "party in interest" under
        Section 3(14) of ERISA, will be permitted to direct the investment of a portion of his Account in a loan to himself, subject to the following rules:

                  (a) No purpose for the loan need be shown; however, see paragraph (e) as it relates to the duration of loans;

                  (b)  There is a minimum loan amount of $1,000;

                  (c) The maximum amount of a loan, when added to the outstanding balance of all other loans from all plans of the Company, shall be one-half (1/2) of the Participant's vested interest in his Account, or $50,000 if less; provided that the $50,000 limit shall be reduced by the highest outstanding loan balance during the one-year period ending on the day before the date of any new loan;

                  (d) Loans may not be made from a Participant's Company Directed Matching Contribution Account or Paysop Transfer Account, although the vested portion of such Accounts shall be taken into consideration in determining the maximum available loan amount;

                  (e) The loan must be payable in full within five (5) years following the date made, except that a loan which is made for the purpose of financing the acquisition of the principal residence of the Participant (a "principal residence" loan) must be payable in full within fifteen (15) years following the date made;

                  (f) A Participant may not have more than one "general purpose" loan outstanding at any time, or more than one "principal residence" loan outstanding at any time (maximum two (2) loans);

                  (g)  Loans will be made available to eligible
        Participants on a reasonably equivalent basis and shall not be made available to Highly Compensated Participants in an amount greater than to other eligible Participants;
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                  (h)  Loans shall require level amortization with
        payments to be made at least quarterly;

                  (i) Loans must be adequately secured, utilizing one-half (1/2) of the Participant's vested interest in his Account as security;

                  (j) Interest will be at a reasonable rate, as determined by the Committee based upon prevailing rates offered by commercial lenders for comparable loans. Unless otherwise prescribed by the Committee pursuant to written procedures, the interest rate shall be the prime rate (as published in THE WALL STREET JOURNAL) in effect on the first business day of the calendar quarter in which the loan is made, plus one percent (1%);

                  (k) Loans to Plan Participants who are active Employees shall be repaid through payroll deduction. The Committee is authorized to prescribe rules relating to the circumstances under which loan prepayments shall be permitted. Loan refinancings shall not be allowed;

                  (l) Default shall occur in accordance with the terms of the promissory note and security agreement. Furthermore, unless otherwise provided by the Committee, separation from service shall constitute a default requiring full repayment of the balance due on any outstanding loan within such period of time as the Committee shall determine. Foreclosure on the portion of the Account used as security through offset (to the extent of the security interest) shall not occur, however, until a distributable event occurs under the Plan;

                  (m) Loan repayments shall be invested in accordance with the Participant's direction as to future contributions; and

                  (n) If the Participant is married, a Plan loan shall also be conditioned upon the consent of the Participant's spouse to the loan and to the use of a portion of the Participant's vested Account as security for the loan. Such consent must be given within ninety (90) days in advance of the date the loan is made. The consent of the spouse must be witnessed by a Plan Representative or a Notary Public and must acknowledge the effect thereof.

             The Committee shall administer the loan program and may
        establish reasonable written procedures for the loan program, which shall be consistent with the foregoing (but which may set forth additional provisions and requirements), and which are hereby incorporated by reference.  No loans shall be made in any manner which would constitute a prohibited transaction under
        Section 4975 of the Code.  The administrative charges associated with the establishment and maintenance of Plan loans may be charged to the Account of the Participant as the Committee shall direct.  Loans shall be processed by the Trustee."
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        4.   The provisions of Sections 2 and 3 of this Amendment are effective as of April 1, 1998. However, the President of CNG be, and he hereby is, authorized to delay the effective date of such provisions by a subsequent amendment hereto without further action of the Board of Directors if he deems it necessary or advisable to do so; for example, if necessary in order to provide sufficient additional time to make the loan feature operational. In no event, however, shall the effective date of the change in Section 2 be different than the effective date of the change in Section 3.

        5. The provisions of Sections 2 and 3 of this Amendment shall only apply with respect to Participants who are represented by the Connecticut Independent Utility Workers Local 12924 (Hartford Union), and not with respect to other Plan Participants. The provisions of Section 5.01 as in effect prior to the adoption of this Amendment shall continue to apply with respect to other Plan Participants, and the provisions of Section 11.04 shall not apply with respect to other Plan Participants. However, the President of CNG be, and he hereby is, authorized to amend the provisions of Sections 5.01 and 11.04 of the Plan, and of this Section 5, without further action of the Board of Directors if he deems it necessary or advisable to do so.






        IN WITNESS WHEREOF, the Connecticut Natural Gas Corporation executes this Eighth Amendment this 27th day of January, 1998.

   ATTEST:                  CONNECTICUT NATURAL GAS CORPORATION


   Eileen Sheehan           By Jean S. McCarthy
   -----------------------  -----------------------------------
                              Its AVP Human Resources
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